UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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CROWLEY MARITIME CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CROWLEY MARITIME CORPORATION

April 25, 2003

Dear Stockholders:

      You are cordially invited to attend the 2003 annual meeting of the stockholders of Crowley Maritime Corporation (the “Annual Meeting”) to be held in the Vista Room of the Lakeside Park Garden Center located at 666 Bellevue Avenue, Oakland, California, on Wednesday, May 21, 2003, at 9:00 a.m. (Pacific Daylight Time). At this year’s Annual Meeting, stockholders will be asked to elect nine directors. Additional information about the Annual Meeting is provided in the accompanying Notice of Annual Meeting and Proxy Statement.

      The vote of every stockholder is important regardless of the number of shares owned. Accordingly, your prompt cooperation in signing, dating and mailing the enclosed proxy will be appreciated.

Sincerely,

Thomas B. Crowley, Jr.
Chairman of the Board of Directors,
Chief Executive Officer and
President

CROWLEY MARITIME CORPORATION

155 Grand Avenue
Oakland, California 94612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2003

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Crowley Maritime Corporation will be held in the Vista Room of the Lakeside Park Garden Center located at 666 Bellevue Avenue, Oakland, California, on Wednesday, May 21, 2003, at 9:00 a.m. (Pacific Daylight Time) for the following purposes:

1. The election of nine directors to serve until the next Annual Meeting of Stockholders.

2. Transaction of any other business that is properly presented at the meeting or any adjournment or postponement of the meeting.

      Our Board of Directors has fixed the close of business on April 18, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Bruce Love
Secretary

April 25, 2003

IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

General Information
Nominees for Election as Directors
Committees of Our Board of Directors
Meetings and Attendance
Compensation of Directors
Certain Relationships and Related Transactions
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Compensation Committee and Executive Compensation Subcommittee Report
Compliance with Section 162(m) of the Internal Revenue Code of 1986
Audit Committee Report
Performance Graph
Security Ownership of Certain Beneficial Owners and Management
Section 16(a) Beneficial Ownership Reporting Compliance
Auditors
Other Matters
Stockholder Proposals
Revocable Proxy

Crowley Maritime Corporation

155 Grand Avenue
Oakland, California 94612

Proxy Statement

General Information

      The following statement is submitted to stockholders to solicit proxies for the Annual Meeting of Stockholders (the “Annual Meeting”) of Crowley Maritime Corporation (“Crowley” or the “Company”) to be held in the Vista Room of the Lakeside Park Garden Center located at 666 Bellevue Avenue, Oakland, California, on Wednesday, May 21, 2003, at 9:00 a.m. (Pacific Daylight Time). We have enclosed a proxy for this meeting. This Proxy Statement and the accompanying proxy card were first sent to our stockholders on or about April 25, 2003.

      The solicitation of the proxy enclosed with this Proxy Statement is made by and on behalf of our Board of Directors and we will pay the cost of this solicitation. These costs include preparation, printing and mailing of the Notice of Annual Meeting, form of proxy and this Proxy Statement. Although the solicitation will be conducted principally by mail, directors, officers and employees of the Company and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy materials to be sent to their principals and the Company will reimburse these persons for their expenses in so doing.

      The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy and at the discretion of the proxy holders on other matters. If no specification is made, the proxies will be voted FOR the nominees for directors. A proxy is revocable at any time prior to being voted by providing a signed proxy with a later date, by giving written notice to the Secretary of the Company or by attending the Annual Meeting and voting in person.

      Only stockholders of record at the close of business on April 18, 2003, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of the close of business on this date, Crowley had outstanding: (a) 89,710 shares of common stock, par value $.01 per share (the “Common Stock”); and (b) 315,000 shares of Series A Junior Convertible Preferred Stock, par value $100 per share (the “Preferred Stock”). Each share of Common Stock has one vote on all matters to come before the Annual Meeting, including the election of directors, and each share of Preferred Stock is entitled to vote with the Common Stock as a single class and has 0.167 of a vote on all matters to come before the Annual Meeting, including the election of directors. The presence in person or by proxy of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and the outstanding shares of Preferred Stock constitutes a quorum for the transaction of business at the Annual Meeting. Stockholders who abstain from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum.

      The election of each nominee for director requires the affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and the outstanding shares of Preferred Stock present in person or represented by a proxy at the Annual Meeting. Votes for the election of directors that are withheld and broker non-votes are excluded entirely from the vote and have no effect on the outcome of the election of directors. To the extent that your brokerage firm votes shares on your behalf, your shares will be counted as present for the purpose of determining a quorum.

Nominees for Election as Directors

      Pursuant to our Restated Certificate of Incorporation, as amended, and Restated By-laws, the number of directors constituting our whole Board of Directors shall be fixed from time to time by our Board of Directors but shall not be less than six (6) nor greater than ten (10). Our Board of Directors currently consists of nine (9) members. All nine (9) nominees are willing to serve as directors, but if any nominee becomes unable to serve prior to the Annual Meeting, the persons named as proxies have discretionary authority to vote for a substitute nominee named by the Company’s management, or the Company’s Board of Directors may reduce the number of directors to be elected.

      The following table shows Crowley’s current directors, all of whom are nominees for election. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders and until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then.

		Principal Occupations and Business	Director
Name of Director	Age	Experience During the Past Five Years	Since

Philip E. Bowles	51	President of Bowles Farming Company, Inc.; Managing Partner of B&N Minerals Partnership and Secretary and Director of Midland Tractor Company	1986
Molly M. Crowley	64	Self-employed real estate investor	1994
Thomas B. Crowley, Jr.	36	Chairman of the Board, President and Chief Executive Officer, Crowley since 1994	1994
Gary L. Depolo	67	Self-employed, Director of Sutter Health since 2002; Director of Alta Bates Summit Medical Center since 1997; advisory board member to Jones Sand Company from 1997 until 1999; advisory board member to Foster Farms Poultry Company from 1997 until 2002	1994
Earl T. Kivett	55	Retired, former partner in Bain & Company where Mr. Kivett was employed for nearly 23 years and served as a member of Bain & Company’s worldwide board of directors from 1989 to 2001	2002
William A. Pennella	58	Vice Chairman of the Crowley Board since 2000; Executive Vice President of Crowley since 1996; Senior Vice President, Human Resources and Labor Relations of Crowley from April 1991 through January 1996	2000
Leland S. Prussia	74	Independent economic consultant and advisor, a Director of and consultant to ePlanning Inc. since 1999	1994
James B. Rettig	83	Retired; former Executive Vice President, President and Chief Operating Officer, Crowley	1975
Cameron W. Wolfe, Jr.	63	Partner, Orrick, Herrington & Sutcliffe LLP since 1971	1989

      Mrs. Molly M. Crowley is the widow of Thomas B. Crowley, the father of Thomas B. Crowley, Jr. Mr. Phillip E. Bowles is the first cousin of Thomas B. Crowley, Jr. Except for the family relationship between Mrs. Crowley and Thomas B. Crowley, Jr., and Mr. Bowles and Thomas B. Crowley, Jr., there is no family relationship by blood, marriage or adoption between any of the individuals named above and any executive officer or director. There is no arrangement or understanding between the above individuals and any other person pursuant to which they have been or will be selected as a director.

      The Board of Directors recommends a vote FOR the election of each of the nominated directors.

Committees of Our Board of Directors

      Our Board of Directors currently has an Audit Committee and a Compensation Committee but does not have a Nominating Committee or a committee performing a similar function.

      The Audit Committee, consisting of independent directors as defined under current listing standards for the NASD (Rule 4200(a)(14) of the NASD listing standards), assists the Board in overseeing: (a) the integrity of Crowley’s financial statements; (b) with the aid of Company counsel, Crowley’s compliance with legal and regulatory requirements related to the filing of SEC documents; (c) the qualifications and independence of Crowley’s independent auditors; (e) the performance of Crowley’s internal auditors and independent auditors; and (f) Crowley’s system of disclosure controls and internal controls over finance, accounting, legal compliance and ethics. To the extent required by law, the Audit Committee is responsible for approving the engagement of the independent auditors for Crowley and pre-approves all audit and non-audit services to be performed by the independent auditors. Messrs. Bowles, Depolo (Chairperson), Kivett and Prussia are the current members of the Audit Committee. Messrs. Bowles and Depolo each served on the Committee throughout 2002. Thomas B. Crowley, Jr., our Chairman, President and Chief Executive Officer, resigned from the Audit Committee on December 12, 2002 and Messrs. Kivett and Prussia were appointed to the Audit Committee on that date. The Audit Committee meets with Crowley’s outside auditors and internal audit director on all substantive issues that may come to their attention.

      The Compensation Committee is comprised of Messrs. Bowles, Crowley, Depolo, Kivett, Prussia and Wolfe (Chairperson). Its Executive Compensation Subcommittee (the “Subcommittee”) was formed on March 27, 2002 and is comprised of Messrs. Depolo, Kivett and Prussia (Chairperson), non-employee directors of the Company. The Board of Directors has delegated to the Committee the authority to review and approve awards granted to certain key executives under the deferred compensation plan within the approved funding criteria of the deferred compensation plans for those individuals whose direct annual compensation is less than or equal to $1 million. The Board has delegated to the Subcommittee the authority to recommend to the Board base salary compensation, performance criteria, and proposed payments under these criteria for the Management Incentive Plan for those executive officers of the Company whose direct annual compensation is in excess of $1 million. The Board has delegated to the Chairman of the Board, President, and Chief Executive Officer the authority to determine the base salary of employees whose direct annual compensation is less than or equal to $1 million. The Board of Directors has delegated authority to the Committee to make recommendations to the Board concerning the funding criteria for determining bonuses under the Company’s bonus plan for employees whose direct annual compensation is less than or equal to $1 million.

Meetings and Attendance

      During 2002, our Board of Directors met five times, the Audit Committee met four times, the Compensation Committee met three times and the Executive Compensation Subcommittee did not meet. All of our incumbent directors attended 100 percent of the total number of meetings: (1) of the Board of Directors (held during the period for which he or she has been a director); and (2) of the Audit Committee and the Compensation Committee (during any periods that he served on such committees).

Compensation of Directors

      Directors who are also officers or employees of the Company do not receive any fees or compensation for service on the Board of Directors or of any committee thereof. Effective January 1, 2002, each member of the Board of Directors of the Company who is not an employee of the Company is entitled to: (a) an annual retainer of $31,500; (b) a fee of $800 for each Board of Directors meeting attended in person; (c) a fee of $500 for each Board of Directors meeting attended by conference call; and (d) a fee of $1,050 for each Board of Directors committee meeting attended in person or by conference call. The Company also reimburses each member of the Board of Directors who is not an employee of the Company for expenses reasonably incurred in attending in person a Board of Directors meeting or a Board of Directors committee meeting.

Certain Relationships and Related Transactions

      Thomas B. Crowley, Jr., the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and certain trusts for the benefit of his descendants, are party to certain split-dollar life insurance agreements. These agreements were created for estate planning purposes intended to promote the long term stability of the Company and generally provide for: (a) the Company to pay the annual premiums for certain life insurance policies owned by Mr. Crowley or the trusts; and (b) Mr. Crowley, or the trusts, to reimburse the Company in an amount equal to the annual term cost of the insurance coverage. The policies are pledged to the Company as security for the obligation of Mr. Crowley, or the trusts, as the case may be, to pay to the Company, upon termination of the split-dollar life insurance agreements, an amount equal to the aggregate amounts of premiums paid by the Company as such amounts may have been reduced by certain payments made by or on behalf of Mr. Crowley or the trusts prior to the date upon which the split-dollar life insurance agreements terminate, except that if the agreements are terminated prior to the death of the insured the amount owed by Mr. Crowley and the trusts is limited to the cash surrender value of the policies. At any time during the last fiscal year and as of April 25, 2003, the largest aggregate amount owed by Mr. Crowley and the trusts based upon the cash surrender value of these insurance policies was $16.9 million. No interest is charged by the Company for any and all amounts which may be outstanding under these arrangements.

      It is currently uncertain whether the recently enacted Sarbanes-Oxley Act of 2002 (the “Act”) prohibits the Company from continuing to pay the annual premiums for these life insurance policies owned by Mr. Crowley and the trusts. While the Act does not specifically address these types of insurance arrangements, it generally makes it unlawful for an issuer to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of that issuer. Since it is possible that the Act might be construed as treating annual premium payments made after July 30, 2002 under the split-dollar life insurance agreements as new extensions of credit which would be prohibited by the Act, the Company has decided to suspend making any annual premium payments for the life insurance policies owned by Mr. Crowley and the trusts. The Company may decide in the future to resume making such payments. In the meantime, Mr. Crowley has advised the Company that he will continue to pay the term cost of the insurance coverage and the balance of the annual premium will be paid out of the cash surrender value of the policies.

      In 1988, the Company entered into an Individual Executive Benefit Agreement with James B. Rettig, who was employed by the Company and its predecessors in various capacities for 54 years and retired while acting as President of the Company. Under this agreement, funded by an insurance policy on Mr. Rettig’s life: (a) Mr. Rettig is entitled to receive an amount equal to $143,618 annually for his lifetime; (b) his wife is entitled to receive $205,168 annually for her lifetime after Mr. Rettig’s death; and (c) in the event that Mr. Rettig changes his beneficiary designation, survivor benefits will be paid to the new beneficiary for the lesser of the new beneficiary’s lifetime or fifteen years after Mr. Rettig’s death.

Compensation Committee Interlocks and Insider Participation

      Cameron W. Wolfe, Jr., an incumbent director and a nominee to the Board of Directors, and Chairperson of the Compensation Committee, is a partner in the law firm of Orrick, Herrington & Sutcliffe LLP. The Company has retained Orrick, Herrington & Sutcliffe LLP to provide legal services, including during the last three years. The Company will retain that firm during the current fiscal year.

Executive Compensation

      The following table shows compensation earned during 2001 and 2002 by Crowley’s Chief Executive Officer and Crowley’s other four most highly compensated executive officers for each of those years (the “named executive officers”). Because Crowley’s Common Stock has only been registered under the Securities Exchange Act of 1934, as amended, since May 31, 2002, we have not included compensation earned by the named executive officers for the year 2000. The information in the table includes salaries, bonuses and other miscellaneous compensation. The columns “Long Term Compensation Awards — Restricted Stock Awards” and “— Securities Underlying Options/ SARs”, and “Long Term Compensation Payouts — LTIP Payouts” are omitted because the Company has no programs under which stock options, restricted stock or stock appreciation rights have been granted.

Summary Compensation Table

	Annual Compensation

				Other Annual	All Other
Name and				Compensation	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)

Thomas B. Crowley, Jr.	2002	726,255	698,250	112,891	3,666,717
Chairman of the Board, President,	2001	690,015	636,170	111,784	3,789,154
and Chief Executive Officer
William A. Pennella	2002	379,110	190,000	0	129,141
Vice Chairman and	2001	363,540	130,500	0	132,338
Executive Vice President
William P. Verdon	2002	257,655	100,000	0	90,390
Senior Vice President and	2001	247,110	100,500	0	98,759
General Counsel
Albert M. Marucco	2002	232,860	55,000	0	75,058
Vice President and Treasurer	2001	223,275	39,000	0	78,487
Richard L. Swinton	2002	174,420	43,000	0	55,036
Vice President, Tax and Audit	2001	165,885	29,000	0	63,643

(1)	Represents perquisites, including $102,599 paid in 2001 for tax consulting and preparation services performed in 2000 and 2001 and $103,647 paid in 2002 for tax consulting and preparation services performed in 2002.

(2)	Includes for 2001 $2,978,426 and for 2002 $2,700,023 representing the non-term portion of premiums paid on life insurance policies subject to split dollar agreements with Mr. Crowley and certain trusts for the benefit of his family. This amount will be repaid to the Company, without interest, when the split dollar agreements terminate. (Also includes amounts contributed under the Crowley Retirement Income System Plan for 2001 ($10,200 each on behalf of Messrs. Crowley, Pennella and Verdon, $13,260 on behalf of Mr. Marucco and $9,887 on behalf of Mr. Swinton) and for 2002 ($10,600 each on behalf of Messrs. Crowley, Pennella and Verdon, $13,660 on behalf of Mr. Marucco and $10,333 on behalf of Mr. Swinton); amounts contributed under the Crowley Maritime Corporation Deferred Compensation Plan for 2001 ($800,000 on behalf of Mr. Crowley, $110,000 on behalf of Mr. Pennella, $75,000 on behalf of Mr. Verdon, $56,000 on behalf of Mr. Marucco and $44,000 on behalf of Mr. Swinton) and for 2002 ($955,500 on behalf of Mr. Crowley, $115,000 on behalf of Mr. Pennella, $75,000 on behalf of Mr. Verdon, $57,000 on behalf of Mr. Marucco and $44,000 on behalf of Mr. Swinton); and amounts reflecting the cost of group-term life insurance coverage over $50,000 for the named executive officers.

Compensation Committee and Executive Compensation Subcommittee Report

April 18, 2003

To the Board of Directors:

      The Compensation Committee of the Company’s Board of Directors (the “Committee”), together with its Executive Compensation Subcommittee (the “Subcommittee”), provides the following report on compensation with respect to executive officers defined under the rules of the Securities and Exchange Commission. The Committee is comprised of Messrs. Bowles, Crowley, Depolo, Kivett, Prussia and Wolfe (Chairperson). The Subcommittee was formed on March 27, 2002 and is comprised of Messrs. Depolo, Kivett and Prussia (Chairperson), non-employee directors of the Company. The Board of Directors has delegated to the Committee the authority to review and approve awards granted to certain key executives under the deferred compensation plan within the approved funding criteria of the deferred compensation plans for those individuals whose direct annual compensation is less than or equal to $1 million. The Board has delegated to the Subcommittee the authority to recommend to the Board base salary compensation, the performance criteria, and proposed payments under these criteria for the Management Incentive Plan for those executive officers of the Company whose direct annual compensation is in excess of $1 million. The Board has delegated to the Chairman, President, and Chief Executive Officer the authority to determine the base salary of employees whose direct annual compensation is less than or equal to $1 million. The Board of Directors has delegated authority to the Committee to make recommendations to the Board concerning the funding criteria for determining bonuses under the Company’s bonus plan for employees whose direct annual compensation is less than or equal to $1 million.

Compensation Philosophy

      Crowley’s company-wide compensation philosophy is to link closely an individual’s compensation with his or her individual performance, and to link total Company compensation levels with Crowley’s performance while supporting and reinforcing its long-term business strategy. The current programs provide executive officers and other key employees with the opportunity to earn market competitive salaries and incentive compensation related to performance considered to be acceptable to the Committee. All major components of compensation are structured to provide significant differentiation among employees based upon their individual performance levels. The objectives of the Company’s executive compensation program, as developed by the Committee, are to:

•	Align the compensation program design with Company goals, key performance measures, and expectations of the Company and each business unit;

•	Attract and retain experienced high-quality executives from industry in general and the marine transportation industry in particular;

•	Reward executives for superior performance measured by the Company’s financial results, strategic achievements and individual contributions to the overall progress of Crowley while balancing the interests of our three key stakeholders — employees, customers and stockholders;

•	Reinforce strategic and business plans to position Crowley for growth;

•	Balance short-term and long-term performance and compensation; and

•	Enhance stockholder value over time.

      Certain parts of the marine transportation industry are extremely competitive and cyclical. Attraction and development of experienced executives in this narrow industry is challenging. The best use of the Company’s assets and interests cannot be realized without the conception, development and execution of creative ideas that fully utilize worthwhile opportunities as they arise. The Company’s current compensation plan allows the Committee to reward executive achievement which meets these criteria. The Company achieves these goals through a compensation strategy of competitive salaries, annual cash bonuses and other incentives.

Fiscal 2002 Executive Compensation

Base Compensation

      The Board has delegated to the Chairman of the Board, President and Chief Executive Officer the determination of base salary compensation of executive officers whose direct annual compensation is less than $1 million. Individual executive officer salaries are reviewed annually and the Chairman may approve increases from time to time based on individual and Company performance, as well as increases in pay levels for executives generally and within the marine transportation industries in particular. In determining appropriate base salaries for fiscal 2002, it is his practice to consider management’s recommendations along with assessments of the individual’s job performance, the employee’s expected future contribution to Crowley’s success and growth, and relevant assessments for market competitiveness. Our Chairman of the Board, President and Chief Executive Officer seeks to set base salaries for the Company’s executive officers at levels that are competitive with those for executives with comparable roles and responsibilities, including revenue size, within the United States industrial community in general and the marine transportation industry in particular. During 2002, the Chairman, President and Chief Executive Officer reviewed and adjusted base salaries of individual executive officers as of April 1, 2002.

      The Subcommittee recommends to the Board of Directors the base salary of executive officers whose direct annual compensation is equal to or greater than $1 million. Individual executive officer salaries are reviewed annually and the Subcommittee may recommend from time to time to base salary adjustments based upon individual and Company performance, as well as increases in pay levels for executives within the United States industrial community in general and the marine transportation industry in particular. During 2002, the Subcommittee made no recommendations to the Board for changes in base salary. The base salary of the Chairman of the Board, President and Chief Executive Officer was increased from $700,020 to $735,000 as of April 1, 2002, as approved by the Board in December 2001. The decision was based upon the Committee’s determination as to how such compensation could best be consistent with the compensation objectives stated above. In particular, the Committee considered the financial results achieved by the Company during 2001, Mr. Crowley’s ability to develop and maintain significant business relationships for the Company, the complexity of managing an international transportation business at a time of peril from terrorism coupled with many difficult economic challenges.

Annual Bonus Compensation

      The Committee reviews and recommends to the Board the individual employee bonuses under the annual cash bonus plan in which all Crowley administrative staff whose direct annual compensation is less than or equal to $1 million participate. The funding amounts of the cash bonus plan reflect the Committee’s consideration of such factors as Company profitability, maritime and general industry salary surveys, cash flow, strategic decisions that position the Company for long-term success and the anticipated performance for the coming year. The Board has delegated to the Chairman of the Board, President and Chief Executive Officer the determination of cash bonus payments within the funding criteria approved by the Board for those employees whose direct annual compensation is less than or equal to $1 million. In February 2002, the Committee recommended to and obtained approval by the Board for the implementation of the 2002 bonus plan bonuses.

      The Subcommittee reviews and recommends to the Board the objective funding criteria for the cash bonus component of the Management Incentive Plan for those executive officers whose direct annual compensation in greater than $1 million. During 2002, the Subcommittee made no proposals to the Board regarding the objective funding criteria of the Management Incentive Plan and operated under the criteria approved by the Board in December 2001 for fiscal years 2002 and 2003. In March 2003, the Subcommittee recommended to and obtained approval by the Board for the cash bonus payment of $698,250 to the Chairman of the Board, President and Chief Executive Officer. The amount of this payment was determined pursuant to the objective criteria approved by the Board. In particular, the Subcommittee considered the financial results achieved by the Company during 2002, including the fact that the Company earned a material profit during 2002 while its principal competitors in the marine transportation industry reported losses. The Subcommittee also recognized Mr. Crowley’s continued use of significant business relationships to utilize important and profitable opportunities for the Company, the continued complexity of managing an international transportation business at a time of challenges from threats of terrorism and impending war coupled with very difficult economic challenges.

Annual Deferred Compensation

      The Committee reviews and recommends to the Board of Directors the annual awards granted to individual employees under the deferred compensation plan in which certain key executives whose direct annual compensation is equal to or less than $1 million participate. The Board has delegated to the Chairman of the Board, President and Chief Executive Officer the approval of additions and deletions of participants to the plan. The Board of Directors has delegated to the Committee the authority to approve annual awards granted within the funding criteria approved by the Board of Directors. The funding amounts of the deferred compensation plan reflect the Committee’s consideration of such factors as Company profitability, maritime and general industry salary surveys, cash flow, strategic decisions that position the Company for long-term success and the anticipated performance for the coming year. During 2002, the Committee recommended to and obtained approval from the Board for the implementation of the 2002 deferred compensation plan individual awards. In March 2003, the Committee additionally reviewed and approved management recommendations for deferred compensation plan awards granted to certain key executives for 2002 performance pursuant to the criteria approved by the Board for fiscal 2002. In reviewing management’s recommendations the Committee gives appropriate weight to the recommendations of both the Chairman of the Board, President and Chief Executive Officer and the Vice Chairman of the Board.

      The Subcommittee reviews and recommends to the Board the objective funding criteria and actual awards for the deferred compensation component of the Management Incentive Plan for those executive officers whose direct annual compensation is greater than $1 million. During 2002, the Subcommittee made no proposals to the Board regarding the objective funding criteria of the Management Incentive Plan and operated under the criteria approved by the Board in December 2001 for fiscal years 2002 and 2003. In March 2003, the Subcommittee recommended and obtained approval by the Board for the deferred compensation award of $955,500 to the Chairman of the Board, President, and Chief Executive Officer. The amount of this award was determined pursuant to the objective criteria approved by the Board.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

      Under Section 162(m) of the Internal Revenue Code, compensation to the named executive officers in excess of $1,000,000 per year is not tax deductible for Crowley unless certain requirements are met. In December of 2001, the Board of Directors adopted the Management Incentive Plan (the “162 (m) Plan”) by which any compensation payable to Mr. Crowley (or any of the other named executive officers) in excess of $1,000,000 must be based upon performance as measured against clear criteria established within 90 days after the beginning of our fiscal year. The Subcommittee consisting of Messrs. Depolo, Kivett and Prussia (Chairperson), all non-employee directors of the Company, administers the 162(m) Plan. As a result of Mr. Crowley’s performance as measured by the 162(m) Plan, all of Mr. Crowley’s 2002 compensation will be tax-deductible under Section 162(m) and we expect that all of Mr. Crowley’s fiscal 2003 compensation will also be deductible under Section 162(m). The Company does not expect that the deductibility of cash compensation it pays to other named executive officers in fiscal 2003 will be affected by the limitations of Section 162(m). However, since corporate objectives may not always be consistent with the requirements for full deductibility under Section 162(m), it is possible that the Company may enter into additional compensation arrangements in the future under which payments to Mr. Crowley or one or more of the named executive officers are not deductible under Section 162(m).

Submitted by:

COMPENSATION COMMITTEE MEMBERS

Philip E. Bowles
Thomas B. Crowley, Jr.
Gary L. Depolo
Earl T. Kivett
Leland S. Prussia
Cameron W. Wolfe, Jr., Chairperson

and

EXECUTIVE COMPENSATION SUBCOMMITTEE
MEMBERS

Gary L. Depolo
Earl T. Kivett
Leland S. Prussia, Chairperson

Audit Committee Report

April 18, 2003

To the Board of Directors:

      We, the members of the Audit Committee, assist the Board of Directors in its oversight of Crowley’s accounting, reporting and controls. We also evaluate the performance and independence of Crowley’s independent auditors. Even though Crowley’s Common Stock is neither listed on any national securities exchange nor traded on any public exchange or in any other public market, each of us is “independent” as required by current listing standards of the NASD. We operate under a written charter that has been approved by us and the full Board of Directors. We have included a copy of our current charter as Appendix 1 to this proxy statement.

      Management is responsible for the preparation, presentation and integrity of Crowley’s financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors, Deloitte & Touche LLP, are responsible, among other things, for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. In addition to overseeing these processes, we also oversee: (a) the qualifications and independence of our independent auditors; (b) Crowley’s system of disclosure controls and internal controls over finance, accounting, legal compliance and ethics; and (c) the performance of the independent auditor. To the extent required by law, the Audit Committee is responsible for approving the engagement of the independent auditors for Crowley and pre-approves all audit and non audit services to be performed by the independent auditors.

      We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended. We received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We discussed with Deloitte & Touche LLP that firm’s independence, and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditor’s independence.

      Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to above and in the charter, we recommended to the Board of Directors that the audited financial statements be included in Crowley’s Annual Report on Form 10-K for fiscal 2002.

Submitted by:

AUDIT COMMITTEE MEMBERS

Philip E. Bowles
Gary L. Depolo, Chairperson
Earl T. Kivett
Leland S. Prussia

Performance Graph

      Set forth below is a graph comparing the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the Dow Jones U.S. Marine Transportation Index for the five-year period ended December 31, 2002.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CROWLEY MARITIME CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE DOW JONES US MARINE TRANSPORTATION INDEX

* $100 invested on 12/31/97 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

     Even though our registration statement on Form 10 was not declared effective pursuant to the Securities Exchange Act of 1934, as amended, until May 31, 2002 and shares of our Common Stock are neither listed on any national securities exchange nor traded on any public stock exchange or in any other public market, quotations for the price of the shares of our Common Stock have been available in the Pink Sheets (a centralized quotation service that collects and publishes market maker quotes for over the counter securities) for a period in excess of five years. While the information set forth above concerning the price of our Common Stock is based upon quotations obtained from the Pink Sheets, our stock tends to trade on a very infrequent basis.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of April 18, 2003, certain information with respect to: (i) each person known to the Company to be the beneficial owner of more than 5% of our Common Stock, 5% of our Class N Common Stock or 5% of our Preferred Stock; (ii) each director, (iii) each executive officer and (iv) all directors and all executive officers as a group. Except for Franklin Resources, Inc. and The Mechanics Bank of

Richmond, whose addresses are set forth below, the address of each beneficial owner of more that 5% of a class of our equity securities is 155 Grand Avenue, Oakland, California 94612.

			Class N		Series A
	Common Stock		Common Stock		Preferred Stock

	Number of		Number of		Number of
	Shares	Percent	Shares	Percent	Shares	Percent
Name	Owned(1)	of Class	Owned(1)	of Class	Owned(1)	of Class

The Mechanics Bank of Richmond(2)	32,601	36.3%	46,138	100%	225,848	71.6%
Franklin Resources, Inc.(3)	6,583	7.3%	—	—	—	—
Thomas B. Crowley, Jr.(4)	58,137	64.6%	46,138	100%	314,794	99.9%
Philip E. Bowles	3,243	3.6%	—	—	—	—
Molly M. Crowley(5)	32,601	36%	46,138	100%	225,848	71.6%
Gary L. Depolo	—	—	—	—	—	—
Earl T. Kivett	—	—	—	—	—	—
William A. Pennella(6)	7.3	*	—	—	—	—
Leland S. Prussia	—	—	—	—	—	—
James B. Rettig	—	—	—	—	—	—
Cameron W. Wolfe, Jr.	—	—	—	—	—	—
Albert M. Marucco(7)	122.3	*	—	—	—	—
Richard L. Swinton(8)	15.8	*	—	—	—	—
William P. Verdon(9)	0.1	*	—	—	—	—
Christine Crowley(10)	5,393	6%	—	—	16,447	5.23%
Crowley Asset Management(11)	4,709	5.2%	—	—	16,447	5.23%
All directors and executive officers as a group (12 persons)	61,525.5	68.6%	46,138	100%	314,794	99.9%

*	Less than one percent.

(1)	Unless otherwise indicated in the footnotes, includes all shares with respect to which each person, executive officer or director directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. Except as otherwise disclosed herein, neither the Company nor, to the best of the Company’s knowledge, any of its affiliates, directors or executive officers, is party to any contract, arrangement, understanding or relationship concerning the transfer or voting of the Company’s stock, joint ventures, loan or option agreements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

(2)	Includes 32,601 shares of Common Stock, 46,138 shares of Class N Common Stock and 225,848 shares of Series A Preferred Stock held by the Thomas B. Crowley Marital Trust over which The Mechanics Bank of Richmond shares dispositive power with Molly M. Crowley and Thomas B. Crowley, Jr. The Bank’s address is One Kaiser Plaza, Suite 750, Oakland, California 94612.

(3)	According to that Schedule 13G filed with the Securities and Exchange Commission on or about January 30, 2003 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson and Rupert H. Johnson, these shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. FRI’s addresses are One Franklin Parkway, San Mateo, California 94403 and One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024.

(4)	Includes 32,601 shares of Common Stock, 46,138 shares of Class N Common Stock and 225,848 shares of Series A Preferred Stock held by the Thomas B. Crowley Marital Trust over which Mr. Crowley has sole voting power and shares dispositive power with Molly M. Crowley and The Mechanics Bank of Richmond; 278 shares of Common Stock held by the Crowley Foundation over which Thomas B. Crowley, Jr. has sole voting and investment power; 5,998 shares of Common Stock and 72,499 shares of

Series A Preferred Stock held by trusts for Mr. Crowley and members of his family as to which he has voting or investment power; 4,709 shares of Common Stock and 16,447 shares of Series A Preferred Stock held by Crowley Asset Management, over which he shares voting and investment power with his spouse, Christine Crowley, 9,482 shares of Common Stock held by the Crowley Maritime Corporation Retirement Stock Plan as to which Thomas B. Crowley, Jr. may acquire beneficial ownership within 60 days; and 5,069 shares of Common Stock held by the Crowley Maritime Corporation Stock Savings Plan as to which Thomas B. Crowley, Jr. may acquire beneficial ownership within 60 days.

(5)	Includes 32,601 shares of Common Stock, 46,138 shares of Class N Common Stock and 225,848 shares of Series A Preferred Stock held by the Thomas B. Crowley Marital Trust over which Mrs. Molly Crowley shares dispositive power with Thomas B. Crowley, Jr. and The Mechanics Bank of Richmond.

(6)	These shares are held by Mr. Pennella under the Company’s Stock Savings Plan.

(7)	These shares are held by Mr. Marucco under the Company’s Stock Savings Plan.

(8)	These shares are held by Mr. Swinton under the Company’s Stock Savings Plan.

(9)	These shares are held by Mr. Verdon under the Company’s Stock Savings Plan.

(10)	Includes 4,709 shares of Common Stock and 16,447 shares of Series A Preferred Stock held by Crowley Asset Management, L.P. over which Christine Crowley shares voting and investment power with her spouse, Thomas B. Crowley, Jr.

(11)	Christine Crowley, the spouse of Thomas B. Crowley, Jr., is the general partner of Crowley Asset Management, L.P. and shares voting and investment power over the shares held by the partnership with her spouse, Thomas B. Crowley, Jr.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and holders of more than 10% of the Company’s Common Stock (collectively, “reporting persons”) to file reports of ownership and changes in ownership of the Company’s equity securities with the Securities and Exchange Commission. Such reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based upon our review of the reports furnished to the Company or written representations from the reporting persons stating that no reports on Form 5 were required to be filed, the Company believes that during the fiscal year, all Section 16(a) filing requirements were satisfied on a timely basis; except that the report of a transaction of a gift of shares under the California Uniform Transfers to Minors Act to Director Philip E. Bowles’ daughter was inadvertently delayed.

Auditors

      While we have selected Deloitte & Touche LLP as our independent auditors to perform the audit of Crowley’s financial statements for the year ending December 31, 2003, a representative of Deloitte & Touche LLP will not be present at the Annual Meeting.

      The following table presents fees for professional and audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for 2001 and 2002 and fees billed for other services rendered by Deloitte & Touche LLP in 2001 and 2002.

2002
Audit fees	$797,117
Audit-related fees(1)	134,800
Tax fees(2)	602,706
All Other Fees	0

Total fees	$1,534,623

2001
Audit fees	$584,500
Audit-related fees(1)	249,500
Tax fees(2)	765,240
All Other Fees	0

Total fees	$1,599,240

(1)	Audit-related fees consist principally of fees for audits of financial statements of certain employee benefit plans, due diligence services related to acquisitions and attest services.

(2)	Tax fees consist of fees for tax compliance, tax planning and tax advice.

      The Audit Committee of our Board of Directors considered whether the provision by Deloitte & Touche LLP of financial information systems design and implementation services, tax services, business continuity services and various other services is compatible with maintaining the independence of Deloitte & Touche LLP.

Other Matters

      The Company has no knowledge of any matters to be presented to the Annual Meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

Stockholder Proposals

      No proposals by our stockholders have been placed before our 2003 Annual Meeting. Any proposals of stockholders to be presented at the Company’s 2004 Annual Meeting pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices, 155 Grand Avenue, Oakland California 94612, Attention: Secretary, not later than December 24, 2003, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2004 Annual Meeting.

      Written notice of stockholder proposals to be submitted outside of SEC Rule 14a-8 for consideration at the Company’s 2004 Annual Meeting but not to be included in the Company’s proxy materials must be received by the Company, at the address set forth in the preceding paragraph, on or before March 10, 2004 in order to be considered timely. The persons designated as proxies by the Company for the 2004 Annual Meeting will have discretionary voting authority with respect to any stockholder proposal of which the Company did not receive timely notice.

Appendix 1

AUDIT COMMITTEE CHARTER

I.     Purpose

      The Audit Committee (“Committee”) has been established by the Board of Directors (“Board”) for the primary purpose of assisting the Board in:

•	overseeing the integrity of the Crowley Maritime Corporation (“Company”) financial statements,

•	overseeing, with the aid of Company counsel, the Company’s compliance with regulatory requirements related to the filing of SEC documents,

•	overseeing the independent auditor’s qualifications and independence,

•	overseeing the performance of the Company’s internal audit function and independent auditor, and

•	overseeing the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

      Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board.

      The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

      The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditor and to any advisers that the Committee chooses to engage.

      The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Committee will report regularly to the Board regarding the execution of its duties and responsibilities.

II.     Composition and Meetings

      The Committee shall be comprised of three or more directors as determined by the Board, the majority of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a “financial expert” in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the United States Securities and Exchange Commission (“SEC”). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management, who are not committee members, and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee meetings should include quarterly discussions with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

III.     Responsibilities and Duties

      To fulfill its responsibilities and duties the Committee shall:

Documents/ Reports/ Accounting Information Review —

      1.     Review this Charter periodically, at least annually, and recommend to the Board any necessary amendments as conditions dictate.

      2.     Review and discuss with management the Company’s annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

      3.     Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the Form 10-Q prior to its filing.

      4.     Review earnings or other press releases with management that will be filed with Form 8-K, including review of “pro-forma” or “adjusted” non-GAAP information if the Company intends to release same.

      5.     Discuss with management financial information and earnings guidance provided to rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

      6.     Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s response.

Independent Auditors —

      7.     Oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work and review the performance of the independent auditors.

      8.     Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report; and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

      9.     At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and

•	(to assess the auditor’s independence) all relationships between the independent auditor and the Company.

      10.     Approve the engagement of and review and pre-approve audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

Financial Reporting Processes and Accounting Policies —

      11.     In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

      12.     Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

      13.     Review analyses prepared by management (and the independent auditor as noted in item 8 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      14.     Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

      15.     Review and approve all related party transactions.

Internal Audit —

      16.     Review activities, organizational structure, and qualifications of the internal audit function.

      17.     Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

Ethical Compliance, Legal Compliance, and Risk Management —

      18.     Review, with the Company’s counsel, any legal compliance matters including corporate securities trading policies.

      19.     Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

      20.     Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

Other Responsibilities —

      21.     Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

      22.     Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

      23.     Annually, perform a self-assessment relative to the Committee’s purpose, duties and responsibilities outlined herein.

      24.     Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

REVOCABLE PROXY
CROWLEY MARITIME CORPORATION

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CROWLEY
MARITIME CORPORATION FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2003

     The undersigned stockholder of Crowley Maritime Corporation (the “Corporation”) hereby appoints WILLIAM A. PENNELLA, ALBERT M. MARUCCO, RICHARD L. SWINTON AND WILLIAM P. VERDON, and each of them, as proxies and attorneys-in-fact with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to vote all the shares of Common Stock and Series A Preferred Stock in the Corporation of the undersigned at the Annual Meeting of Stockholders of the Corporation, to be held in the Vista Room of the Lakeside Park Garden Center located at 666 Bellevue Avenue, Oakland, California on Wednesday, May 21, 2003, at 9:00 A.M. (Pacific Daylight Time) or at any adjournment or postponement thereof, on all matters as may properly come before the meeting.

     To vote on any item, please mark this proxy as indicated on the reverse side of this card. If you wish to vote in accordance with the Board of Directors recommendations, please sign below; no boxes need be checked.

Proposal 1: FOR election of the following directors for a one year term, each to hold office until his or her successor shall be elected and qualified:

For	With- hold	For All Except
☐	☐	☐

Philip E. Bowles, Molly M Crowley, Thomas B. Crowley, Jr., Gary L. Depolo, Earl T. Kivett, William A. Pennella, Leland S. Prussia, James B. Rettig, Cameron W. Wolfe, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

 The Board of Directors recommends a vote FOR all nominees in Proposal 1.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is given with respect to Proposal 1, this Proxy will be voted FOR Proposal 1, and in the discretion of the proxyholder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

NOTE: Please mark, date, and sign your name as it appears hereon and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee or Guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above	Co-holder (if any) sign above

 * Detach above card, sign, date and mail in postage paid envelope provided. *

CROWLEY MARITIME CORPORATION

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.